Exhibit 32.1  Principal Executive and Financial Officer - Section 906 Certification

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the annual report on Form 10-KSB (the "Form 10-KSB") for the year ended December 31, 2004 of Taitron Components Incorporated (the "Issuer").

I, Stewart Wang, the Principal Executive Officer and Principal Financial Officer of the Issuer, certify that to the best of my knowledge:

(i)              the Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and:

(ii)             the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Dated March 31, 2005	By:	/s/ Stewart Wang
Stewart Wang
Principal Executive Officer and Principal Financial Officer